Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2008

($000’s)

6/30/2008

Assets

Cash and Balances Due From

$8,040,113

           Depository Institutions

Securities

38,273,740

Federal Funds

4,300,502

Loans & Lease Financing Receivables

162,625,350

Fixed Assets

2,638,883

Intangible Assets

12,303,139

Other Assets

14,126,201

Total Assets

$242,307,928

Liabilities

Deposits

$143,265,079

Fed Funds

13,193,537

Treasury Demand Notes

0

Trading Liabilities

490,836

Other Borrowed Money

47,378,092

Acceptances

0

Subordinated Notes and Debentures

7,647,466

Other Liabilities

7,266,430

Total Liabilities

$219,241,440

Equity

Minority Interest in Subsidiaries

$1,524,656

Common and Preferred Stock

18,200

Surplus

 12,057,620

Undivided Profits

9,466,012

Total Equity Capital

$23,066,488

Total Liabilities and Equity Capital

$242,307,928

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:

/s/ Patricia M. Child

 Vice President

Date:  November 10, 2008